EXHIBIT 99.5

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, each of the undersigned Reporting Persons hereby agrees to the joint filing, along with all other such Reporting Persons, on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the common stock, par value $0.001 per share, of BabyUniverse, Inc. and that this Agreement be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, each of the undersigned hereby executes this Agreement as of this 23rd day of March, 2007.

ETOYS DIRECT, INC.

By: /s/ Michael J. Wagner
Name: Michael J. Wagner
Title: Chief Executive Officer

D. E. SHAW COMPOSITE SIDE POCKET
SERIES 1, L.L.C.

By: D. E. SHAW & CO., L.L.C., as Manager

By: /s/ Anne Dinning
       Name: Anne Dinning
       Title: Managing Director

D. E. SHAW & CO., L.P.

By: /s/ Anne Dinning
Name: Anne Dinning
Title: Managing Director

D. E. SHAW & CO., L.L.C.

By: /s/ Anne Dinning
Name: Anne Dinning
Title: Managing Director

DAVID E. SHAW

By: /s/ Anne Dinning
Name: Anne Dinning
Title: Attorney-in-Fact for David E. Shaw